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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2009

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	333-159338 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)
Registrant's telephone number, including area code		(770) 270-7600
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

        As previously discussed in the SEC filings of Oglethorpe Power Corporation (An Electric Membership Corporation), Oglethorpe is pursuing development of two 100 megawatt biomass-fueled generating facilities that have been subscribed by its members. Oglethorpe has acquired sites for these facilities and is currently in the process of conducting preliminary engineering work and environmental analyses. Oglethorpe's estimated cost to construct these two facilities is approximately $930 million, including allowance for funds used during construction; however, no significant capital expenditures will be required until after 2011. The plants are planned for commercial operation in 2014 and 2015. See "BUSINESS—OGLETHORPE'S POWER SUPPLY RESOURCES—Future Power Resources—Biomass Plants" in Oglethorpe's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 27, 2009.

        While Oglethorpe continues to move ahead as planned with one biomass facility, a variety of factors are leading it to re-evaluate existing plans for the second facility and examine a range of alternatives. This re-evaluation could lead to several outcomes; including, but not limited to, cancelling or downsizing the facility, entering into a joint venture, or delaying the facility beyond its scheduled 2015 commercial operation date.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: October 23, 2009	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

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  Item 8.01. Other Events.
SIGNATURES